Exhibit 99.1

            Citrix Reports Third Quarter Earnings Results

            Year-over-year Quarterly Revenue Growth of 22%

      GAAP Diluted Earnings Per Share of $0.25 Versus $0.23 Over
                      Comparable Period Last Year

    Non-GAAP Diluted Earnings Per Share of $0.34 Versus $0.29 Over
                      Comparable Period Last Year

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Oct. 18, 2006--Citrix
Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported financial results for the third quarter of fiscal 2006 ended September 30, 2006.

    FINANCIAL RESULTS

    In the third quarter of fiscal 2006, Citrix achieved revenue of $278 million, compared to $227 million in the third quarter of fiscal 2005, representing 22 percent revenue growth.

    GAAP Results

    Net income for the third quarter of fiscal 2006 was $47 million, or $0.25 per diluted share, compared to $41 million, or $0.23 per diluted share for the third quarter of 2005.

    Non-GAAP Results

    Non-GAAP net income, in the third quarter of 2006 increased 24 percent to $65 million, or $0.34 per diluted share, compared to $52 million, or $0.29 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, in-process research and development and the tax effects related to those items.

    "We saw strength across our new product portfolio in the third quarter," said Mark Templeton, president and chief executive officer for Citrix. "Continuing strong demand for our Application Networking and Citrix Online products, helping drive good, balanced performance.

    "Also, of strategic importance, in the third quarter we acquired Orbital Data to pursue the fast growing WAN optimization market, and announced a related partnership with Microsoft to deliver a branch office appliance."

    Q3 Financial Highlights

    In reviewing the third quarter results of 2006, compared to the third quarter of 2005:

    -- Revenue grew in the America's region by 22 percent; the EMEA region by 17 percent, and the Pacific region by 13 percent;

    --  Product license revenue increased 17 percent;

    -- Online services contributed $39 million of revenue, up 49 percent;

    --  Revenue from license updates grew 22 percent; and,

    -- Technical services revenue, which is comprised of consulting, education and technical support, grew 19 percent.

    Other financial highlights included:

    -- Deferred revenue totaled $314 million, compared to $255 million at September 30, 2005.

    -- Operating margin was 17 percent for the quarter; non-GAAP operating margin was 26 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, in-process research and development and the tax effects related to those items.

    -- Cash flow from operations was $70 million, compared to $76 million in the third quarter of 2005. This brings total twelve month trailing cash flow from operations to $305 million.

    -- In its stock repurchase activity, the company repurchased 4 million shares of its common stock at an average net price per share of $32.42. The company has over $85 million remaining under the current repurchase authorization.

    Financial Outlook for Fourth Quarter 2006

    Citrix management offers the following guidance for the fourth quarter 2006 ending December 31, 2006:

    -- Net revenue is expected to be in the range of $307 million to $315 million, compared to $269 million in the fourth quarter of 2005.

    -- GAAP diluted earnings per share is expected to be in the range of $0.27 to $0.28. Non-GAAP diluted earnings per share is expected to be in the range of $0.37 to $0.38, excluding $0.04 related to the effects of amortization of intangible assets primarily related to business combinations and $0.05 to $0.06 related to the effects of stock-based compensation expenses.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Financial Outlook for Fiscal Year 2006

    Citrix management offers the following guidance for fiscal year
2006:

    -- The company expects net revenue to be in the range of $1.120 billion to $1.128 billion, compared to $909 million in fiscal year 2005.

    -- The company expects GAAP diluted earnings per share to be in the range of $1.00 to $1.01. Non-GAAP diluted earnings per share to be in the range of $1.37 to $1.38, excluding $0.15 related to the effects of the amortization of intangible assets and the write-off of in-process research and development primarily related to business combinations and $0.21 to $0.22 related to the effects of stock-based compensation expenses.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Company, Product and Alliance Highlights

    During the third quarter of 2006, Citrix announced:

    -- The addition of a new Citrix(R) WANScaler(TM) product line through the acquisition of privately held Orbital Data Corp., a leading provider of solutions that optimize the delivery of applications over wide area networks (WANs) giving Citrix best-in-class technology as well as a strategic presence at the entry point to branch offices worldwide.

    -- The expansion of its existing partnership in access and end-to-end application delivery with Microsoft Corporation to make application delivery faster, more secure and more cost-effective for employees in branch office locations. The two companies will collaborate on developing and marketing a new multifunction Citrix branch office appliance based on the Microsoft(R) Windows Server(R) operating system, Microsoft Internet Security and Acceleration (ISA) Server and the recently announced Citrix WANScaler solution.

    -- The introduction of the Citrix WANScaler 8000 Series of WAN optimization solutions featuring new breakthrough dynamic multi-level compression technology with extended disk-based history that can significantly improve application response times for branch office employees.

    -- The release of Citrix(R) NetScaler(R) 7.0 raising the bar for Web application delivery, making it dramatically easier for enterprises to accelerate the performance of business-critical web applications, secure sensitive application data and lower the cost of delivering web applications to any user, in any location.

    -- Citrix Application Firewall(TM) received the highest scores for preventing Web-based attacks of any product evaluated in the "Forrester Wave(TM) Web Application Firewalls Q2 2006" report.

    -- Citrix Access Gateway(TM) was recognized as the fastest growing product outpacing its nearest competitor by four times in the Secure Sockets Layer Virtual Private Network (SSL VPN) market over the past 12 months according to Infonetics
        Research, Inc. report, "Network Security Appliances and
        Software Quarterly Worldwide Market Share and Forecasts for
        1Q'06."

    -- Citrix(R) GoToMyPC(R) won LAPTOP Magazine's Ultimate Choice Award for the second year-in-a-row in the best remote desktop-access service category.

    -- Citrix Password Manager(TM) received the highest possible rating in Gartner's June 19, 2006 "MarketScope: Enterprise Single Sign-On Products, 2006," authored by Gregg Kreizman, for its enterprise single sign-on (ESSO) solution.

    -- Frost & Sullivan chose Citrix Access Gateway as the winner of the 2006 Frost & Sullivan Best Practices Award for Product Line Strategy.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

    The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155; using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through October 20, 2006, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 7325517).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and most trusted name in on-demand access. More than 180,000 organizations around the world rely on Citrix to provide the best possible access experience to any application for any user. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and individuals. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Citrix annual revenues in 2005 were $909 million. Learn more at www.citrix.com.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management (including statements concerning application delivery for branch offices), the statements contained in the Financial Outlook for Fourth Fiscal Quarter 2006, Financial Outlook for Fiscal Year 2006, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success and growth of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's and Microsoft's ability to develop and market a multi-function Citrix branch office appliance; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition, including the effects of SFAS No. 123R on certain of the company's GAAP financial measures due to the variability of the factors used to estimate the value of stock-based compensation; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Use of Non-GAAP Financial Measures

    In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

    Citrix(R), NetScaler(R), GoToMyPC(R), Citrix Password Manager(TM), WANScaler(TM) and Citrix Access Gateway(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.



                         CITRIX SYSTEMS, INC.

             Condensed Consolidated Statements of Income
          (In thousands, except per share data - unaudited)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                   2006      2005     2006     2005
                                --------------------------------------
Revenues:
 Product licenses                 $113,379  $97,262 $345,363 $279,304
 License updates                   102,854   84,511  296,475  242,141
 Online services                    39,055   26,163  105,821   70,372
 Technical services                 22,563   19,011   65,658   48,249
                                --------------------------------------
        Total net revenues         277,851  226,947  813,317  640,066

Cost of revenues:
 Cost of product license
  revenues                           8,201    4,828   22,948    8,473
 Cost of services revenues          11,320    6,611   33,131   16,521
 Amortization of core and
  product technology                 4,657    4,477   14,243   11,488
                                --------------------------------------
        Total cost of revenues      24,178   15,916   70,322   36,482

Gross margin                       253,673  211,031  742,995  603,584

Operating expenses:
 Research and development           39,432   27,540  111,314   79,007
 Sales, marketing and support      118,027   96,632  343,966  283,061
 General and administrative         42,957   31,919  122,371   89,480
 Amortization of other
  intangible assets                  4,360    3,147   12,542    7,538
 In-process research and
  development                        1,000    7,000    1,000    7,000
                                --------------------------------------
        Total operating expenses   205,776  166,238  591,193  466,086
                                --------------------------------------

Income from operations              47,897   44,793  151,802  137,498

Other income, net                   12,077    5,570   28,873   15,641
                                --------------------------------------
Income before income taxes          59,974   50,363  180,675  153,139

Income taxes                        13,356    9,410   42,928   45,740
                                --------------------------------------
Net income                         $46,618  $40,953 $137,747 $107,399
                                ======================================

Earnings per common share -
 diluted                             $0.25    $0.23    $0.73    $0.61
                                ======================================
Weighted average shares
 outstanding - diluted             188,882  178,210  188,829  176,441
                                ======================================




                         CITRIX SYSTEMS, INC.

                Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)


                                September 30, 2006  December 31, 2005
                                --------------------------------------
ASSETS:
Cash and cash equivalents                 $216,539           $484,035
Short-term investments                     240,598             18,900
Accounts receivable, net                   149,343            142,015
Other current assets                        95,119             81,507
                                --------------------------------------
     Total current assets                  701,599            726,457

Restricted cash equivalents and
 investments                                63,786             63,728
Long-term investments                      279,198             51,286
Property and equipment, net                 86,821             73,727
Goodwill and other intangible
 assets, net                               773,764            729,327
Other long-term assets                      51,679             37,131
                                --------------------------------------
     Total assets                       $1,956,847         $1,681,656
                                ======================================

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued
 expenses                                 $160,644           $159,853
Current portion of deferred
 revenues                                  293,212            266,223
                                --------------------------------------
     Total current liabilities             453,856            426,076

Long-term debt                                   -             31,000
Long-term portion of deferred
 revenues                                   21,250             19,803
Other liabilities                            7,234              1,297

Stockholders' equity                     1,474,507          1,203,480
                                --------------------------------------
     Total liabilities and
      stockholders' equity              $1,956,847         $1,681,656
                                ======================================




                         CITRIX SYSTEMS, INC.

            Condensed Consolidated Statement of Cash Flows
                      (In thousands - unaudited)
                                                     Nine Months Ended
                                                       September 30,
                                                            2006
                                                     -----------------
OPERATING ACTIVITIES
Net Income                                                   $137,747
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Amortization and depreciation                               46,328
   Stock-based compensation expense                            40,476
   Provision for accounts receivable allowances                 4,683
   In-process research and development                          1,000
   Other non-cash items                                         1,722
                                                     -----------------
               Total adjustments to reconcile net
                income to net cash provided by
                operating Activities                           94,209
   Changes in operating assets and liabilities, net
    of the effects of acquisitions:
        Accounts receivable                                   (10,737)
        Prepaid expenses and other current assets             (13,947)
        Other assets                                           (1,157)
        Deferred tax assets, net                               (8,999)
        Accounts payable and accrued expenses                  (5,001)
        Deferred revenues                                      27,773
        Other liabilities                                       5,702
                                                     -----------------
Total changes in operating assets and liabilities,
 net of the effects of acquisitions                            (6,366)
                                                     -----------------
Net cash provided by operating activities                     225,590

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of
 proceeds                                                    (449,092)
Cash paid for acquisitions, net of cash acquired              (60,968)
Purchases of property and equipment                           (35,513)
                                                     -----------------
Net cash used in investing activities                        (545,573)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                        219,027
Payments on debt                                              (34,850)
Excess tax benefit from stock-based compensation               50,542
Cash paid under stock repurchase programs, net of
 premiums received                                           (182,232)
                                                     -----------------
Net cash provided by financing activities                      52,487
                                                     -----------------
Change in cash and cash equivalents                          (267,496)
Cash and cash equivalents at beginning of period              484,035
                                                     -----------------
Cash and cash equivalents at end of period                   $216,539
                                                     =================


    Reconciliation of Non-GAAP Financial Measures to Comparable U.S.
GAAP Measures

    (Unaudited)

    Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses and the write-off of in-process research and development. The company's basis for these adjustments is described below.

    Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company's performance and to evaluate and compensate the company's executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company's historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company's gross margins, operating expenses and net income and comparing the company's financial performance to that of its peer companies and competitors.

    Management excludes the expenses described above when evaluating the company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company's operating performance due to the following factors:

    -- The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.

    -- Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

    -- Although stock-based compensation is an important aspect of the compensation of the company's employees and executives, stock-based compensation expense and its related tax impact because such charges are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the stock-based instrument and generally cannot be changed or influenced by management after the grant.

    These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company's liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.




CITRIX SYSTEMS, INC.
Non-GAAP Financial Measures Reconciliation
(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release and related conference call, slide presentation or webcast reconciled to the most directly comparable GAAP financial measures.

                                                    Three Months Ended
                                                      September 30,
                                                      2006     2005
                                                    ------------------
GAAP gross margins                                  $253,673 $211,031
  Add: stock-based compensation                          398        -
  Add: amortization of core and product technology     4,657    4,477
                                                    ------------------
Non-GAAP gross margins                              $258,728 $215,508
                                                    ==================

GAAP operating expenses                             $205,776 $166,238
  Less: stock-based compensation                      14,447    1,189
  Less: amortization of other intangible assets        4,360    3,147
  Less: in-process research and development            1,000    7,000
                                                    ------------------
Non-GAAP operating expenses                         $185,969 $154,902
                                                    ==================

GAAP operating income                                $47,897  $44,793
  Add: stock-based compensation                       14,845    1,189
  Add: amortization of core and product technology     4,657    4,477
  Add: amortization of other intangible assets         4,360    3,147
  Add: in-process research and development             1,000    7,000
                                                    ------------------
Non-GAAP operating income                            $72,759  $60,606
                                                    ==================

GAAP net income                                      $46,618  $40,953
  Add: stock-based compensation                       14,845    1,189
  Add: amortization of core and product technology     4,657    4,477
  Add: amortization of other intangible assets         4,360    3,147
  Add: in-process research and development             1,000    7,000
  Less: tax effects related to above items            (6,631)  (4,526)
                                                    ------------------
Non-GAAP net income                                  $64,849  $52,240
                                                    ==================

GAAP earnings per share - diluted                      $0.25    $0.23
  Add: stock-based compensation                         0.08     0.01
  Add: amortization of core and product technology      0.02     0.03
  Add: amortization of other intangible assets          0.02     0.02
  Add: in-process research and development              0.01     0.04
  Less: tax effects related to above items             (0.04)   (0.04)
                                                    ------------------
Non-GAAP earnings per share - diluted                  $0.34    $0.29
                                                    ==================

GAAP operating margin                                   17.2%    19.7%
  Add: stock-based compensation                          5.3%     0.5%
  Add: amortization of core and product technology       1.7%     2.0%
  Add: amortization of other intangible assets           1.6%     1.4%
  Add: in-process research and development               0.4%     3.1%
                                                    ------------------
Non-GAAP operating margin                               26.2%    26.7%
                                                    ==================




CITRIX SYSTEMS, INC.
Forward Looking Guidance

                           For the Three Months  For the Twelve Months
                                   Ended                 Ended
                                December 31,         December 31,
                                   2006                  2006
                           -------------------------------------------
GAAP earnings per share -
 diluted                       $0.27 to $0.28       $1.00 to $1.01
  Add: Adjustments to
   exclude the effects of
   amortization of
   intangible assets and
   in-process research and
   development                     0.04                  0.15
  Add: Adjustments to
   exclude the effects of
   expenses related to
   stock-based compensation     0.05 to 0.06         0.21 to 0.22
                           -------------------------------------------
Non-GAAP earnings per share
 - diluted                     $0.37 to $0.38       $1.37 to $1.38
                           ===========================================




                           For the Three Months  For the Twelve Months
                                   Ended                 Ended
                                December 31,         December 31,
                                   2006                  2006
                           -------------------------------------------
GAAP gross margins               90% to 91%               91%
  Add: Adjustments to
   exclude the effects of
   amortization of core and
   product technology                2%                   2%
  Add: Adjustments to
   exclude the effects of
   expenses related to
   stock-based compensation         -(a)                 -(a)
                           -------------------------------------------
Non-GAAP gross margins           92% to 93%               93%
                           ===========================================

(a) Impact to gross margin is less than one half of a percent.

    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Media inquiries:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             A&R Edelman
             Eric Jones, 212-819-4862
             ejones@ar-edelman.com
             or
             Investor inquiries:
             Jeff Lilly, 954-267-2886
             jeff.lilly@citrix.com